Exhibit 10.2
VIA FEDEX ENVELOPE
August 26, 2010
Mr. Gregory J. Bayne
Contracting Officer
United States Postal Service
475 L’Enfant Plaza S.W.
Washington, D.C. 20260-6210

RE:
Transportation Agreement dated July 31, 2006 (the “Transportation Agreement”)
between the United States Postal Service (the “USPS”) and Federal Express Corporation
(“FedEx”)
Change in Conversion Factor

Dear Mr. Bayne:
As provided in the previously amended Paragraph A.1.a. of Exhibit B to the Transportation Agreement, the USPS and FedEx agree that the Conversion Factor is [ * ] effective on the September Schedule Period that begins on August 30, 2010.
By signing this letter, the USPS and FedEx agree to this amendment of the Transportation Agreement. All capitalized terms have the meanings set out in the Transportation Agreement.
Please sign both counterparts of this letter, retain one for the USPS’ records, and return the other fully executed counterpart to:
Myla Williams
Legal Department
Federal Express Corporation
3620 Hacks Cross Road
Building B, 3rd Floor
Memphis, Tennessee 38125
(901) 434-8362

*
Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Federal Express Corporation
Letter Agreement
August 26, 2010
If you should have any questions, please call Myla Williams at (901) 434-8362 or Ron Stevens at (901) 434-8954. Thank you.
Sincerely,
FEDERAL EXPRESS CORPORATION
/S/ PAUL J. HERRON
Paul J. Herron
Vice President
Postal Transportation Management
AGREED TO AND ACCEPTED this 30th day of August, 2010.
THE UNITED STATES POSTAL SERVICE

By:	/s/ GREGORY BAYNE

Its:	Contractor Officer
The “USPS”

cc:	Mary Taylor
William J. Jones